SCHEDULE 14A
Consent Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant    [  ]

Filed by a Party other than the Registrant    [x]

Check the appropriate box:

[ ]	Preliminary Consent Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Consent Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to § 240.14a-12

The Wet Seal, Inc.

(Name of Registrant as Specified In Its Charter)

Clinton Spotlight Master Fund, L.P.
Clinton Magnolia Master Fund, Ltd.
Clinton Retail Opportunity Partnership, L.P.
Clinton Group, Inc.
George Hall
Raphael Benaroya
Dorrit M. Bern
Lynda J. Davey
Mindy C. Meads
John S. Mills

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)           Title of each class of securities to which transaction applies:

2)           Aggregate number of securities to which transaction applies:

3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)           Proposed maximum aggregate value of transaction:

5)           Total fee paid:

[  ]           Fee paid previously with preliminary materials.

[  ]           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:

2)           Form, Schedule or Registration Statement No.:

3)           Filing Party:

4)           Date Filed:

On August 23, 2012, Clinton Group, Inc. (“CGI”) filed with the Securities and Exchange Commission a copy of the press release CGI issued on August 22, 2012 as Exhibit 1 thereto and information regarding the Participants in a solicitation of written consents of the stockholders of The Wet Seal, Inc. (the “Issuer”) as Exhibit 2 thereto.

Corrected information regarding such Participants is filed herewith as Exhibit 2.

EXHIBIT 2

CLINTON GROUP, INC., CLINTON SPOTLIGHT MASTER FUND, L.P., CLINTON MAGNOLIA MASTER FUND, LTD., CLINTON RETAIL OPPORTUNITY PARTNERSHIP, L.P. AND GEORGE HALL (COLLECTIVELY, “CLINTON”) INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD TO BE USED TO SOLICIT WRITTEN CONSENTS FROM THE STOCKHOLDERS OF THE WET SEAL, INC. IN CONNECTION WITH CLINTON’S INTENT TO TAKE CORPORATE ACTION BY WRITTEN CONSENT. ALL STOCKHOLDERS OF THE WET SEAL, INC. ARE ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF WRITTEN CONSENTS BY CLINTON, RAPHAEL BENAROYA, DORRIT M. BERN, LYNDA J. DAVEY, MINDY C. MEADS AND JOHN S. MILLS (COLLECTIVELY, THE "PARTICIPANTS") FROM THE STOCKHOLDERS OF THE WET SEAL, INC., WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE CONSENT STATEMENT AND FORM OF WRITTEN CONSENT WILL BE FURNISHED TO SOME OR ALL OF THE STOCKHOLDERS OF THE WET SEAL, INC. AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, CLINTON WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD (WHEN AVAILABLE) WITHOUT CHARGE UPON REQUEST.

PARTICIPANTS

Clinton Group, Inc. ("CGI"), together with the entities and individuals below (collectively, the “Participants”), are anticipated to be, or may be deemed to be, participants in a solicitation of written consents from the stockholders of the Issuer (the “Consent Solicitation”).

The Participants include (i) Clinton Spotlight Master Fund, L.P., a Cayman Islands exempted limited partnership ("SPOT"); (ii) Clinton Magnolia Master Fund, Ltd., a Cayman Islands exempted company ("Magnolia"); (iii) Clinton Retail Opportunity Partnership, L.P., a Delaware limited partnership ("CROP"); (iv) CGI, a Delaware corporation, which serves as the investment manager to SPOT, Magnolia and CROP; (v) George Hall, a United States citizen, who serves as President of CGI ("Mr. Hall" and together with CGI, SPOT, Magnolia and CROP, “Clinton”) and (iv) each of the five individuals nominated by Clinton for election as directors pursuant to the Consent Solicitation: Raphael Benaroya, Dorrit M. Bern, Lynda J. Davey, Mindy C. Meads and John S. Mills (collectively, the “Nominees”).

The principal business of (i) SPOT, Magnolia and CROP is to invest in securities; (ii) CGI is to provide investment management services to private individuals and institutions; (iii) Mr. Hall is to serve as President of CGI; (iv) Mr. Benaroya is to serve as Executive Chairman of Kid Brands, Inc. and as Chairman of Sense of Fashion Inc.; (v) Ms. Bern is to serve as a member of the board of the Jay H. Baker Retailing Center at the Wharton Business School at the University of Pennsylvania and an instructor at the Wharton Business School, teaching Continuing Board Education; (vi) Ms. Davey is to serve as Chairman and Chief Executive Officer of Avalon Group Ltd. and Avalon Securities Ltd.; (vii) Ms. Meads is to serve as a director of Mela Sciences, Inc.; and (viii) Mr. Mills is to serve as President of SDE, a consulting firm that specializes in the retail sector, store operations and growth strategies.

BENEFICIAL OWNERSHIP OF SHARES:

As of the close of business on August 21, 2012, Clinton beneficially owns an aggregate of 4,474,800 shares of Class A common stock, par value $0.10 per share, of the Issuer (the "Common Stock"), constituting approximately 4.95% of the shares of Common Stock outstanding, as follows: (i) SPOT may be deemed the beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)) of 2,435,334 shares of Common Stock, or approximately 2.69% of the outstanding shares of Common Stock; (ii) Magnolia may be deemed the beneficial owner of 577,464 shares of Common Stock, or approximately 0.64% of the outstanding shares of Common Stock; (iii) CROP may be deemed the beneficial owner of 1,462,002 shares of Common Stock, or approximately 1.62% of the outstanding shares of Common Stock; (iv) CGI may be deemed the beneficial owner of the 4,474,800 shares of Common Stock owned by SPOT, Magnolia and CROP, or approximately 4.95% of the outstanding shares of Common Stock; and (v) Mr. Hall may be deemed the beneficial owner of the 4,474,800 shares of Common Stock owned by SPOT, Magnolia and CROP, or approximately 4.95% of the outstanding shares of Common Stock. In addition, Raphael Benaroya beneficially owns 100,000 shares of Common Stock, or approximately 0.11% of the outstanding shares of Common Stock.

The Participants may be deemed to have formed a "group," within the meaning of Section 13(d)(3) of the Exchange Act.  Collectively, as of the close of business on August 21, 2012, the group may be deemed to have voting control over a combined 4,574,800 shares of Common Stock, constituting approximately 5.06% of the outstanding shares of Common Stock.  The aggregate number and percentage of shares of Common Stock reported herein are based upon the 90,455,916 shares of Common Stock outstanding as of May 21, 2012, as reported in the Issuer's 10-Q filed with the Securities and Exchange Commission on May 25, 2012.

In addition to the above, employees of the Participants may assist in the solicitation of consents and will receive no additional consideration therefor and any persons nominated by the Participants for director of the Issuer pursuant to the Participants' consent solicitation will, when identified, constitute additional participants in the solicitation.